Exhibit 99.2

Independent Auditors’ Report

The Board of Directors
NEC Corporation:

Qualified Opinion

We have audited the accompanying Combined Carve-out Statement of Assets Acquired and Liabilities Assumed of the Wireless Transport Business of NEC Corporation (the Business) as of March 31, 2023 and the Combined Carve-out Statement of Net Revenues and Direct Expenses for the year then ended, and the related notes (collectively, the Abbreviated Financial Statements).

In our opinion, except for the omission of the information described in the Basis for Qualified Opinion section of our report, the accompanying Abbreviated Financial Statements present fairly, in all material respects, the assets acquired and liabilities assumed of the Business as of March 31, 2023, and its revenues and direct expenses for the year then ended, on the basis of accounting described in Note 1 to the Abbreviated Financial Statements, in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

Basis for Qualified Opinion

As discussed in Note 1 to the Abbreviated Financial Statements, the accompanying Abbreviated Financial Statements are not presented in accordance with International Accounting Standard 1, Presentation of Financial Statements, and IFRS 1, First-time Adoption of International Financial Reporting Standards, as they do not present comparative figures or an opening statement of Assets Acquired and Liabilities Assumed at the date of transition to IFRS, which constitutes a departure from IFRS as issued by the IASB.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Abbreviated Financial Statements section of our report. We are required to be independent of the Business and NEC Corporation, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Emphasis of Matter — Basis of Accounting

We draw attention to Note 1 to the Abbreviated Financial Statements, which describes that the accompanying Abbreviated Financial Statements were prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission for inclusion in the filling of Form 8-K of Aviat Networks Inc. and are not intended to be a complete presentation of the financial position of the Business as of March 31, 2023, and the results of its operations for the year then ended. As a result, the Abbreviated Financial Statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of the Abbreviated Financial Statements, in accordance with IFRS as issued by the IASB, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Abbreviated Financial Statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibilities for the Audit of the Abbreviated Financial Statements

Our objectives are to obtain reasonable assurance about whether the Abbreviated Financial Statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Abbreviated Financial Statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the Abbreviated Financial Statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Abbreviated Financial Statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Abbreviated Financial Statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ KPMG AZSA LLC
Tokyo, Japan
December 1, 2023

Wireless Transport Business of NEC Corporation

Abbreviated Financial Statements

For the year ended March 31, 2023

Wireless Transport Business of NEC Corporation

Combined Carve-out Statement of Assets Acquired and Liabilities Assumed

		(Millions of yen)

		As of
	Notes	March 31, 2023

Assets acquired
Trade and other receivables	10	8,270
Contract assets		265
Inventories	5	5,927
Other current assets		76
Total current assets		14,538
Property, plant and equipment, net		240
Total non-current assets		240
Total assets acquired		14,778
Liabilities assumed
Trade and other payables	6	3,736
Contract liabilities		2,235
Lease liabilities – current		74
Other current liabilities	7	156
Total current liabilities		6,201
Lease liabilities – non-current		78
Total non-current liabilities		78
Total liabilities assumed		6,279
Net assets acquired and liabilities assumed		8,499

The accompanying notes are an integral part of this statement.

Wireless Transport Business of NEC Corporation

Combined Carve-out Statement of Net Revenues and Direct Expenses

		(Millions of yen)

		For the Year Ended
	Notes	March 31, 2023

Net Revenues	8	25,552
Cost of sales	9	18,708
Gross profit		6,844
Selling, general and administrative expenses	9	5,235
Research and development expenses	9	1,971
Other expenses (income), net		(299)
Total direct expenses		6,907
Net revenues less direct expenses		(63)

The accompanying notes are an integral part of this statement.

Notes to the Abbreviated Financial Statements

1.Overview

Description of the Transaction

On May 9, 2023, NEC Corporation (“NEC”) entered into a Master Sale of Business Agreement (the “Agreement”) with Aviat Networks, Inc. (“Aviat”) which was amended on November 30, 2023.

Pursuant to the Agreement, as amended, NEC sold certain of its assets and liabilities relating to the Wireless Transport Business of NEC (the “Business”) to Aviat on November 30, 2023. The transaction consideration comprised cash subject to certain post-closing adjustments, and Aviat common stock.

Description of the Business

The Business comprises wireless backhaul solutions that are distributed around the world to variety of service providers such as telecommunications carriers, under the “PASOLINK” brand which facilitates communication between mobile phone base stations with high capacity and reliable wireless transmission.

Basis of Presentation

The accompanying Combined Carve-out Statement of Assets Acquired and Liabilities Assumed and Combined Carve-out Statement of Net Revenues and Direct Expenses (hereinafter, referred to as the “abbreviated financial statements”) were prepared to present the assets acquired and liabilities assumed and net revenues and direct expenses for the Business that was sold on November 30, 2023 in conformity with the recognition and measurement principles of International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The abbreviated financial statements were prepared for the purpose of complying with the rules and regulations, including Rule 3-05 of Regulation S-X, of the U.S. Securities and Exchange Commission (“SEC”) and application of SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, and are not intended to be a complete presentation of the financial position of the Business as of March 31, 2023, and the results of its operations for the year then ended.

Historically, separate stand-alone financial statements for the Business have not been prepared, as NEC has not maintained distinct and separate accounts for the Business, and as the Business was not a separate entity, subsidiary or operating segment during the period for which the acquired business financial statements would be required. Therefore, it is not practicable to provide a complete set of financial statements. The abbreviated financial statements represent the Business sold on November 30, 2023 under the Agreement, as amended, and were derived from the accounting records of NEC. The Combined Carve-out Statement of Assets Acquired and Liabilities Assumed includes only the assets acquired and liabilities assumed in accordance with the Agreement, as amended. Whereas the Combined Carve-out Statement of Net Revenues and Direct Expenses represents revenue-generating activities of the Business as if it were a standalone business.

Cash activities of the Business have historically been comingled with that of NEC’s and therefore are not separately identifiable. All cash flow requirements of the Business were historically funded by NEC, and cash management functions were not performed at the Business level. Therefore, it is impracticable to prepare historical cash flow information relating to operating, investing, and financing cash flows of the Business.

As noted above, the Business has not previously prepared separate set of financial statements. Accordingly, the abbreviated financial statements were prepared with an IFRS transition date of April 1, 2021. As permitted under Rule 3-05 of Regulation S-X, the abbreviated financial statements omit comparative information in respect of the preceding period for all amounts reported in the current period financial statements required by IAS 1, Presentation of Financial Statements, and an opening statement of assets acquired and liabilities assumed at the date of transition to IFRS and related disclosures required by IFRS 1, First-time Adoption of International Financial Reporting Standards.

The abbreviated financial statements were approved by Takayuki Morita, Director, Representative Executive Officer, President and CEO of NEC, and Osamu Fujikawa, Director, Representative Executive Officer, Corporate Executive Vice president, and CFO of NEC, on December 1, 2023.

Functional and Presentation Currency

The abbreviated financial statements are presented in Japanese yen (“JPY”), which is the functional currency of the largest component within the Business located in Japan and the presentation currency of the Business. All financial information presented in JPY has been rounded to the nearest million JPY, except when otherwise indicated.

Allocation of Certain Costs and Expenses

The Combined Carve-out Statement of Net Revenues and Direct Expenses includes certain allocations of direct expenses from NEC and its subsidiaries, such as outsourcing expenses, personnel expenses and other selling, logistic, marketing, general and administrative, and research and development expenses, including depreciation expense, which are directly associated with the revenue-generating activities of the Business. Those direct expenses are allocated by NEC and its subsidiaries to the Business based on certain criteria such as relative proportions of the Business’s revenue to NEC’s revenue and floor space occupied by the Business, in addition to specific identification. Management believes that the allocated direct expenses as well as the criteria used to allocate such direct expenses are reasonable and appropriate. The abbreviated financial statements do not include interest expenses, income tax expenses and corporate-level overhead costs, such as executive management, accounting, tax, legal, compliance, and other general support functions at corporate-level, as these costs are not directly associated with the revenue-generating activities of the Business. The financial information presented herein is not fully indicative of the results that would have been achieved had the Business operated as a separate, stand-alone entity during the periods presented. In addition, the abbreviated financial statements are not indicative of the financial condition or results of operations to be expected in the future due to changes in the Business and the omission of certain operating expenses.

2.Significant Accounting Policies

Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories that are interchangeable is determined by using the first-in first-out method or the periodic average method, whereas the cost of inventories that are not interchangeable is determined by using the specific identification method of their individual cost. Cost of inventories comprises all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.

Property, plant and equipment

Property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenses directly attributable to acquisition of the asset, costs of dismantling and removing the assets, and costs of restoring the site. When significant components of property, plant and equipment have different useful lives, they are accounted for as separate items (by major components) of property, plant and equipment. Gains or losses on disposals of property, plant and equipment are recognized in profit or loss. Except for assets that are not subject to depreciation, such as land and construction in progress, assets are depreciated mainly using the straight-line method over the estimated useful lives of the assets. The residual value is generally estimated at zero, except for cases where the selling price, after deducting the costs of disposal, at the end of the useful lives can be estimated.

The estimated useful lives of major property, plant and equipment are as follows:
Buildings and structures 10 years
Machinery 3–7 years
Tools and equipment 3–5 years
Other items of property and equipment 3–5 years

Impairment of Non-Financial Assets

Non-financial assets other than inventories and contract assets are assessed for indications of impairment at the end of reporting period. This assessment is performed for an asset or a cash generating unit (“CGU”), which is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. The carrying amount is reduced to the recoverable amount, when necessary, and the resulting decrease in the carrying amount is recognized as an impairment loss. The recoverable amount is determined for an individual asset, or a CGU when the individual asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. The recoverable amount is the higher of the fair value of an asset or a CGU, less costs of disposal and its value in use. Value in use is calculated as the present value of the estimated future cash flows to be generated from the asset or CGU. In measuring the value in use, the future cash flows are estimated in part by using the growth rate which is determined based on the conditions of the respective countries and industries to which the asset or the CGU belongs and are discounted to the present value using a pre-tax discount rate, which reflects current market assessments of the time value of money and any risks specific to the asset or the CGU. An impairment loss recognized in prior periods for an asset is reversed if there are any indications that the loss recognized for the asset may no longer exist or may have decreased, and if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the recognition of last impairment loss. Impairment losses are reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized.

Leases

At inception of a contract, the Business assesses whether the contract is, or contains, a lease. The Business determines that a contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. In addition, the Business elected not to recognize right-of-use assets and lease liabilities for either short-term leases with a lease term of 12 months or less or leases for which the underlying assets are of low value. The Business recognizes the lease payments associated with those leases as an expense on a straight-line basis over their lease term.

Provisions

Provisions are recognized when the Business has present legal or constructive obligations as a result of past events and it is probable that outflows of resources embodying economic benefits will be required to settle the obligations and reliable estimates can be made of the amount of obligations.

Revenue Recognition

Revenue from sales of standard hardware, such as electronic devices is generally recognized upon delivery whereby control of the hardware is transferred to the customer. Revenue from network product installation is generally recognized upon customer acceptance. For construction of network infrastructure that consists of network planning, hardware sales and installation, revenue is generally recognized based on the method of measuring progress using the ratio of costs incurred up to the end of the accounting period to the estimated total costs of the project. Revenue for rendering services such as maintenance services are generally recognized on a straight-line basis over the period in which the service is performed.

Contract Assets and Contract Liabilities

Contract assets are the Business’s right to consideration in exchange for goods or services that the Business has transferred to a customer when that right is conditioned on something other than the passage of time (e.g., the Business’s future performance). Contract liabilities are the Business’s obligation to transfer goods or services to a customer for which the Business has received consideration or the amount is due from the customer. Advances received from construction contracts are recorded as “contract liabilities” in the Combined Carve-out Statement of Assets Acquired and Liabilities Assumed.

Research and Development

Research and development (“R&D”) costs that do not meet the criteria for capitalization are expensed as incurred. R&D costs include R&D materials, salaries, technical outsourcing costs, and certain other allocated costs, such as depreciation and other facilities related expenditures.

Foreign Currency Translation

Foreign currency transactions

Transactions in foreign currencies are translated into the respective functional currencies of the components of the Business using the exchange rate at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the exchange rate at the end of reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at historical cost are translated into the functional currency using the exchange rate at the transaction date. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated into the functional currency using the historical exchange rates at the date when the fair value was determined. Exchange differences arising from the settlement or translation of monetary items are recognized in profit or loss and are included in Other expenses (income), net.

Foreign operations

The assets and liabilities of foreign operations are translated into JPY using the exchange rate prevailing at the reporting date and their revenue and expenses are translated into JPY using the average exchange rate for the period, unless the exchange rate fluctuates significantly.

Hyperinflation

Hyperinflation accounting is applied to the financial statements of foreign operations whose functional currency is the currency of the hyperinflationary economies, such as Argentine Republic and the Republic of Turkey. Under hyperinflation accounting, certain items that are measured at the historical cost (non-monetary items), must be restated in terms of the measuring unit current at the end of the period for price changes from the measurement date for each item.

Financial Instruments

Non-derivative Financial Assets

The Business classifies non-derivative financial assets into financial assets measured at amortized cost and initially recognizes financial assets measured at amortized cost on the date of origination. The Business derecognizes financial assets when the contractual rights to the cash flows from the asset expire, or when the Business transfers the contractual rights to the cash flows from the asset or substantially all the risks and rewards of ownership of the financial asset. Separate assets or liabilities may be recognized when the Business derecognizes financial assets.

Financial assets held by the Business are measured at amortized cost when both of the following conditions are met:
- The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and
- The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets measured at amortized cost are initially measured at fair value, plus any directly attributable transaction costs. Trade receivables that do not contain a significant financing component are measured at their transaction price.

After initial recognition, the carrying amounts of financial assets measured at amortized cost are recognized using the effective interest method, less impairment loss. Amortization using the effective interest method and gains and losses on derecognition are recognized in profit or loss for the period.

Impairment of Financial Assets

For financial assets measured at amortized costs, the Business recognizes allowances for expected credit losses by assessing whether the credit risk on the financial assets has increased significantly at reporting date since initial recognition. Allowances are measured based on the estimated credit loss arising from the possible defaults during the 12 months after the reporting date (12-month expected credit loss) when the credit risk associated with the financial assets has not significantly increased since initial recognition. When the credit risk associated with the financial assets has significantly increased since initial recognition or the financial assets are credit-impaired, an allowance for expected credit loss is calculated based on the estimated credit loss arising from all possible defaults over the estimated remaining period of the financial instruments (life-time expected credit loss). Notwithstanding the above, an allowance for expected credit loss on trade receivables is always calculated based on the estimated credit loss over the entire period. Significant increase in credit risk is determined based on changes in risks of a default occurring and the changes in such risks are determined considering significant financial difficulty, breach of contract, or increase in probability where the borrower will enter bankruptcy or other financial reorganization. Changes in allowances are recognized in profit and loss.

Non-derivative Financial Liabilities

The Business classifies non-derivative financial liabilities including trade and other payables into financial liabilities measured at amortized cost. Financial liabilities are initially recognized on the date when the Business becomes a party to contractual provisions. The Business derecognizes a financial liability when its contractual obligations are discharged, canceled, or expired. These financial liabilities are measured initially at fair value less any directly attributable transaction costs and subsequently measured at amortized cost using the effective interest method. Amortization amounts are recognized as finance costs in profit or loss.

3.Use of Accounting Estimates and Judgments

The preparation of the abbreviated financial statements in conformity with the recognition and measurement principles of IFRS requires management to make certain judgments, estimates, and assumptions that affect the reported amounts in the accompanying abbreviated financial statements and in the related disclosures. These estimates are based on information available as of March 31, 2023, the date of the abbreviated financial statements, and may differ from the actual results.

4.New Accounting Standards and Interpretations Issued and Not Yet Adopted

Of the new or amendments to IFRS standards that have been issued but are not effective as of the date of the approval of the abbreviated financial statements, none is expected to have material effects on the abbreviated financial statements.

5.Inventories

Components of inventories as of March 31, 2023 are as follows:

As of March 31 2023
Merchandise and finished goods	5,086
Work in process	584
Raw materials and supplies	257
Total	5,927

The amount of inventory recognized as an expense during the period is included in cost of sales. There were no significant write-downs and reversals of write-down during the period.

6.Trade and Other Payables

Components of trade and other payables as of March 31, 2023 are as follows:

As of March 31 2023
Accounts payable trade	3,661
Accounts payable-other	75
Total	3,736

7.Other Current Liabilities

Components of other current liabilities as of March 31, 2023 are as follows:

As of March 31 2023
Accrued expenses	71
Provisions
Provision for product warranty	77
Other	8
Total	156

Products sold by the Business are covered by standard warranty for a limited period of time and may be repaired or exchanged within the warranty period.

8.Net Revenues

(1)Disaggregation of revenues

The Business has only one product line with a variety of networking products, and its net revenues by geographic area for the year ended March 31, 2023 is as follows:

For the Year Ended March 31 2023
Indonesia	7,955
Europe, Middle East, and Africa	7,301
Asia-Pacific (excluding Indonesia)	6,891
North America and Latin America	3,405
Total	25,552

Net revenues by geographic area are based on the location of the customer.

(2)Transaction price allocated to remaining performance obligations

The information about the remaining performance obligations is omitted as the Business has no significant revenue transactions with individual expected contract terms in excess of one year.

9.Expenses by Nature

Significant components of selling, general and administrative expenses and research and development expenses by nature for the year ended March 31, 2023, are as follows:

For the Year Ended March 31 2023
Outsourcing expenses	3,843
Personnel expenses	1,649
Logistic expenses	428
Depreciation	33

Cost of sales in the Combined Carve-out Statement of Net Revenues and Direct Expenses primarily consists of the cost of merchandise and finished goods, labor costs and outsourcing costs.

10.Financial Instruments

Financial risk management

The Business operates its business in various countries and jurisdictions, and as such, it has exposure to credit risk, liquidity risk, and market risk (mainly foreign currency risk). The Business conducts appropriate risk management activities to minimize the effect of these financial risks on its financial position and performance.

Credit risk

Credit risk is a risk of financial loss to the Business if a customer to a financial instrument fails to meet its obligations and arises principally from the Business’s receivables from customers. The Business is monitoring the financial position and past due balances of customers in order to minimize the risk of default resulting from deterioration of customers' financial position. The maximum exposure to credit risk, without taking into account any collateral held at the end of the reporting period, is represented by the carrying amount of the financial instruments which is exposed to credit risk in the Combined Carve-out Statement of Assets Acquired and Liabilities Assumed.

Credit risk exposure relating to trade and other receivables and contract assets.

The allowance for expected credit losses for trade and other receivables and contract assets is measured at an amount equal to the lifetime expected credit losses. The assets are grouped based on similar characteristics of credit risks and expected credit losses are calculated based on historical default rates, considering both the current conditions and the future economic environment.

Credit risk exposure relating to trade and other receivables

Components of trade and other receivables are as follows:

As of March 31 2023
Accounts receivable	8,586
Allowance for expected credit losses	(316)
Total	8,270

In determining whether the financial assets are credit-impaired, the Business uses reasonable and substantiated information about the debtors’ ability to meet their obligations, including their past-due status, which is available without undue cost or effort. Expected credit losses on contract assets are not significant.

Liquidity risk

Liquidity risk is the risk that the Business encounters difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Business’s approach of managing liquidity is to ensure that it has sufficient liquidity to meet its liabilities when they are due. The contractual maturities of the financial liabilities are mostly within one year from March 31, 2023.

Market risk

The Business operates its business globally and is exposed to the risk of fluctuation in foreign exchange rates. The risk of exchange rate fluctuations was managed by NEC, and not managed by the Business level.

11.Related Parties

In the ordinary course of business, the Business purchases and sells products and services primarily related to the PASOLINK brand line of products with its related parties, including NEC and its subsidiaries.

Transactions with related parties

Other than those purchase and sales transactions entered into in the ordinary course of business that are summarized in the table below, and certain costs and expenses allocated to the Business from NEC and its subsidiaries (see Note 1), there were no significant transactions between the Business and its related parties for the year ended March 31, 2023.

For the Year Ended March 31 2023
Sales	1,255
Purchases	8,570

Balances of trade and other receivables due from related parties and trade and other payables due to related parties as of March 31, 2023 are as follows:

As of March 31 2023
Trade and other receivables	1,133
Trade and other payables	1,848

12.Subsequent Events

Subsequent events were evaluated through December 1, 2023, the date the abbreviated financial statements were available to be issued, and no events were identified for disclosure.